UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2014

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On November 21, 2014, the Board of Directors (the “Board”) of DexCom, Inc. (“DexCom”) approved and adopted amendments to DexCom’s Amended and Restated Bylaws (the “Bylaws”) principally to add a new provision for the election, at the option of the Board, of a Lead Independent Director who is “independent” pursuant to the rules of The NASDAQ Stock Market and specify that the Lead Independent Director may (1) preside at meetings of stockholders in the Chairperson of the Board’s absence, (2) preside at the meetings of the Board in the Chairman of the Board’s absence or at the Chairman of the Board’s request and (3) call special meetings of the Board. These amendments to the Bylaws were effective upon approval by the Board.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended and restated, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ John Lister
John Lister
Senior Vice President, General Counsel

Date: November 25, 2014

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Amended and Restated Bylaws